SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

       UNDER SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: August 17, 1998
                      (Date of Earliest Event Reported)

                         COMMAND SECURITY CORPORATION
            (Exact name of Registrant as Specified in its Charter)

                                   New York
                           (State of Incorporation)

                                   0-18684
                           (Commission File Number)

                                  14-1626307
                      (IRS Employer Identification No.)

                Lexington Park, Lagrangeville, New York 12540
                   (Address of Principal Executive Offices)

                               (914) 454-3703
                       (Registrant's Telephone Number)

Item 1-Item 4     Not Applicable.

Item 5            Not Applicable.

Item 6            Not Applicable.

Item 7            Financial Statements and Exhibits.
                  (a), (b) Not Applicable.
                  (c) Exhibits
                  (i) Press release dated August 17, 1998

Item 8            Not Applicable.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     September 14, 1998      COMMAND SECURITY CORPORATION

                                  By: /s/ Franklyn H. Snitow
                                  Franklyn H. Snitow
                                  Acting President and
                                  Chief Executive Officer

FOR IMMEDIATE RELEASE

CONTACT: William C. Vassell      Donald Radcliffe
         Chairman                Radcliffe & Associates, Inc.
         Tel: (914) 454-3703     Tel: (212) 605-0174


COMMAND SECURITY CORPORATION

REPORTS RESULTS FOR FIRST FISCAL QUATER
          - Revenues up 21.7%
          - Income per share $.01 versus $(.07)
            per share loss in prior year quarter

Lagrangeville, New York *** August 17, 1998 *** Command Security Corporation (NASDAQ: CMMD) today reported results for its first fiscal quarter ended June 30, 1998. These results are contained in the Company's form 10-Q filed with the Securities and Exchange Commission.

Revenues for the quarter ended June 30, 1998 increased by 21.7% to $14,351,339 from the $11,788,480 reported for the same quarter in the last fiscal year. Gross profit as a percent of revenues increased to 16.6% for the quarter ended June 30, 1998 compared to the 13.8% reported in the quarter ended June 30, 1997.

During the quarter ending June 30, 1998, operating profit increased by almost $650,000 to an operating profit of $311,154 compared to an operating loss of $(331,262) reported in the quarter ending June 30, 1997. Net income increased by more than $550,000 to $47,544 or $.01 per share compared to a loss of $(511,105) or $(.07) per share in the same quarter last year.

Commenting on the results William C. Vassell, Chairman of the Board said "We are gratified that our efforts during the last year are beginning to show positive results. We are particularly pleased with the increase in revenues, which comes to a large extent from internal growth of existing and new clients, and the improvement in operating margins. I think it is important to note that during the quarter the Company incurred $432,637 in depreciation and amortization (non-cash charges) which when added to our earnings demonstrates our strong cash earning potential."

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including demand for the company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Command Security Corporation provides security services to company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Georgia and Pennsylvania and provides services to independent security companies nationwide.



COMMAND SECURITY CORPORATION

CONDENSED STATEMENTS OF OPERATIONS
           (UNAUDITED)


                                                   Three Months Ended
                                                       June 30,
                                                1998              1997
Revenue                                         $14,351,339       $11,788,480
Operating profit/(loss)                         $   311,154       $  (331,262)
Net income/(loss)                               $    85,205       $  (476,234)

Preferred stock dividends                           (37,661)          (34,871)
                                                -----------       -----------
Net income/(loss) applicable to
    Common shareholders                         $    47,544       $  (511,105)
                                                -----------       -----------
Income/(loss) per common share                  $       .01       $      (.07)
                                                -----------       -----------
Weighted average number of common and
    Common equivalent shares outstanding          6,658,143         6,859,578
                                                -----------       -----------
